Exhibit 3.1(c)

EXHIBIT C

SERIES FUNDS

Initial Fund: Sit Rising Rate ETF (“RISE”)

Additional Series:	Breakwave Dry Bulk Shipping ETF

Breakwave Tanker Shipping ETF